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                                                                    Exhibit 23.2
                                                                    ------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report (and to all references to our Firm) included in or made a part of this Registration Statement.




                                                ARTHUR ANDERSEN & Co.

Hamilton, Bermuda
August 14, 1998